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                                                                   EXHIBIT 11


                UNION CARBIDE CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE FOR THE FIVE YEARS ENDED DECEMBER 31, 1995
             (In millions of dollars except per share amounts)

                                                     Year Ended December 31,
                                                      1995         1994
Earnings Per Share - Primary
  Income (loss) from continuing operations           $  925       $  389
  Less:  Preferred stock dividend                        13           13
  Net income (loss) from continuing operations
    for primary income calculation                      912          376
  Income from discontinued operations                     -            -
  Cumulative effect of accounting changes                 -            -
  Net income (loss) - common stockholders            $  912       $  376

  Weighted average number of common
    and common equivalent shares applicable
    to primary earnings per share calculation
      Weighted average number of
        shares outstanding                         137,219,676  149,904,755
      Dilutive effect of stock options               4,443,980    4,270,033
                                                   141,663,656  154,174,788

  Earnings per share - primary
    Income (loss) from continuing operations         $ 6.44       $ 2.44
    Discontinued operations                               -            -
    Cumulative effect of accounting changes               -            -
    Net income (loss) - common stockholders          $ 6.44       $ 2.44



Earnings Per Share Assuming Full Dilution
  Income (loss) from continuing operations           $  925       $  389
  Plus:  Interest on convertible debentures
           (net of taxes)                                 -            -
  Less:  Additional ESOP contribution resulting
           from assumed conversion of preferred
           stock                                          1            1

  Income (loss) from continuing operations
    for fully diluted income calculation                924          388
  Income from discontinued operations                     -            -
  Cumulative effect of accounting changes                 -            -
  Net income (loss) for fully diluted
    income calculation                               $  924       $  388

  Weighted average number of common
    and common equivalent shares applicable to
    fully diluted earnings per share calculation
      Weighted average number of
        shares outstanding                         137,219,676  149,904,755
      Dilutive effect of stock options               4,819,502    4,439,006
      Shares issuable upon conversion of UCC
        convertible debentures                               -            -
      Shares issuable upon conversion of UCC
        convertible preferred stock                 16,341,367   16,542,644
                                                   158,380,545  170,886,405

  Per share assuming full dilution
    Income (loss) from continuing operations         $ 5.83       $ 2.27
    Discontinued operations                               -            -
    Cumulative effect of accounting changes               -            -
    Net income (loss)                                $ 5.83       $ 2.27

                                                    Year Ended December 31,
                                                       1993         1992
Earnings Per Share - Primary
  Income (loss) from continuing operations           $  165       $  119
  Less:  Preferred stock dividend                        13           17
  Net income (loss) from continuing operations
    for primary income calculation                      152          102
  Income from discontinued operations                     -           67
  Cumulative effect of accounting changes               (97)        (361)
  Net income (loss) - common stockholders            $   55       $ (192)

  Weighted average number of common
    and common equivalent shares applicable
    to primary earnings per share calculation
      Weighted average number of
        shares outstanding                         147,821,255  129,723,738
      Dilutive effect of stock options               3,549,905    2,625,735
                                                   151,371,160  132,349,473

  Earnings per share - primary
    Income (loss) from continuing operations         $ 1.00       $ 0.76
    Discontinued operations                               -         0.51
    Cumulative effect of accounting changes           (0.64)       (2.73)
    Net income (loss) - common stockholders          $ 0.36       $(1.46)



Earnings Per Share Assuming Full Dilution
  Income (loss) from continuing operations           $  165       $  119
  Plus:  Interest on convertible debentures
           (net of taxes)                                 4           17
  Less:  Additional ESOP contribution resulting
           from assumed conversion of preferred
           stock                                          1            7

  Income (loss) from continuing operations
    for fully diluted income calculation                168          129
  Income from discontinued operations                     -           67
  Cumulative effect of accounting changes               (97)        (361)
  Net income (loss) for fully diluted
    income calculation                               $   71       $ (165)

  Weighted average number of common
    and common equivalent shares applicable to
    fully diluted earnings per share calculation
      Weighted average number of
        shares outstanding                         147,821,255  129,723,738
      Dilutive effect of stock options               4,244,866    4,038,716
      Shares issuable upon conversion of UCC
        convertible debentures                       4,482,931   15,774,784
      Shares issuable upon conversion of UCC
        convertible preferred stock                 16,796,109   14,655,935
                                                   173,345,161  164,193,173

  Per share assuming full dilution
    Income (loss) from continuing operations         $ 0.97       $ 0.78
    Discontinued operations                               -         0.41
    Cumulative effect of accounting changes           (0.56)       (2.20)
    Net income (loss)                                $ 0.41 *     $(1.01)*

                                                   Year Ended December 31,
                                                       1991
Earnings Per Share - Primary
  Income (loss) from continuing operations           $ (116)
  Less:  Preferred stock dividend                        19
  Net income (loss) from continuing operations
    for primary income calculation                     (135)
  Income from discontinued operations                   107
  Cumulative effect of accounting changes                 -
  Net income (loss) - common stockholders            $  (28)

  Weighted average number of common
    and common equivalent shares applicable
    to primary earnings per share calculation
      Weighted average number of
        shares outstanding                         126,449,140
      Dilutive effect of stock options                 327,068
                                                   126,776,208

  Earnings per share - primary
    Income (loss) from continuing operations         $(1.06)
    Discontinued operations                            0.84
    Cumulative effect of accounting changes               -
    Net income (loss) - common stockholders          $(0.22)



Earnings Per Share Assuming Full Dilution
  Income (loss) from continuing operations           $ (116)
  Plus:  Interest on convertible debentures
           (net of taxes)                                17
  Less:  Additional ESOP contribution resulting
           from assumed conversion of preferred
           stock                                          4

  Income (loss) from continuing operations
    for fully diluted income calculation               (103)
  Income from discontinued operations                   107
  Cumulative effect of accounting changes                 -
  Net income (loss) for fully diluted
    income calculation                               $    4

  Weighted average number of common
    and common equivalent shares applicable to
    fully diluted earnings per share calculation
      Weighted average number of
        shares outstanding                         126,449,140
      Dilutive effect of stock options                 392,058
      Shares issuable upon conversion of UCC
        convertible debentures                       9,718,310
      Shares issuable upon conversion of UCC
        convertible preferred stock                 15,116,167
                                                   151,675,675

  Per share assuming full dilution
    Income (loss) from continuing operations         $(0.68)
    Discontinued operations                            0.71
    Cumulative effect of accounting changes               -
    Net income (loss)                                $ 0.03*

* Fully diluted per share amounts are not presented in the consolidated statements of income where amounts are antidilutive.
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